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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Registration Statement on Form S-8 of Rainbow Technologies, Inc. pertaining to the Rainbow Technologies, Inc. 2000 Stock Option Plan of our report dated February 22, 2000, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Orange County, California
July 10, 2000